SECURITIES AND EXCHANGE COMMISSION
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AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant in its Charter)

Nevada	1389	27-2830681
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

159 North State Street
Newtown, PA 18940
Tel.: 215-968-1600
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, NV 89706
(775) 883-3711
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per warrant	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock Purchase Warrants	2,025,032	$2.50(2)	$5,062,580	$587.77

(1)
This Registration Statement covers the resale by the selling shareholders of the Registrant of up to 2,025,032 warrants to purchase up to 2,025,032 shares of our Common Stock exercisable at a price of $2.50 per warrant (the “Warrants”) that were issued in connection with the private placement that closed on July 31, 2010.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Warrants are not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the Warrants that were sold to our shareholders in a private placement memorandum. The price of $2.50 per Warrant is a fixed price at which the selling security holders may exercise their Warrants for shares of our Common Stock, until our Warrants are quoted on the OTCBB at which time the Warrants may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated ____________, 2011

ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC.
2,025,032 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the Warrants offered through this prospectus. We may receive proceeds from the exercise of the Warrants covered by this prospectus. To the extent that the selling stockholders exercise in cash all of the Warrants at the exercise price of $2.50 per Warrant, we would receive $5,062,580 in the aggregate from such exercise. The proceeds from the cash exercise of such Warrants, if any, will be used by us for working capital and other general corporate purposes.

Our Warrants are presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their Warrants. Warrants being registered in this registration statement may be exercised by selling security holders at a fixed price of $2.50 per Warrant until our Warrants are quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the Warrants of the selling security holders.

Investing in our warrants involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying our warrants.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ____________, 2011

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the warrants.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Alternative Energy and Environmental Solutions,” “Company,” “we,” “us” and “our” refer to Alternative Energy and Environmental Solutions, Inc.

Overview

We are a development stage company incorporated on June 10, 2010 under the laws of the State of Nevada. To date, we have no operations or revenues. Our initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of our activities to date have involved developing a business plan and establishing contacts and visibility in the marketplace. Our plan is to acquire and market an innovative new biotechnology that utilizes nutrient stimulants – organic microbes – to extract coal bed methane more efficiently in high-production as well as from low-producing, depleted and abandoned coalmines in the United States. Coal bed methane is a clean-burning natural gas used for heating in homes and is used to generate electricity. Activities during our development stage include developing the business plan and raising capital. We are based in Newtown, Pennsylvania.

After acquiring a microbial biotechnology, we plan to license this patent-pending biotechnology to owners and operators of coal mines in the Power River Basin, which spans parts of Montana and Wyoming. Our estimates indicate that taking production from 20,000 wells, of 22,000 wells in production, that are generating about 50 mcf  (1,000 cubic feet) of methane gas per day, we estimate production of 1 million mcf per day or 350 million mcf per year. At $4/mcf, yearly revenues could equal $1.4 billion and over 10 years could generate $14 billion. Because coal bed methane is a clean-burning natural gas, companies developing greater reserves contribute in a major way to the U.S.’s drive for higher reliance on renewable and cleaner energy sources, and can possibly qualify for significant tax incentives to help fund operations.

We have not yet acquired a microbial biotechnology. We will attempt to negotiate a purchase agreement for microbial biotechnology from Wytex Ventures once additional funding is raised. Our independent auditors have issued a going concern opinion that raises substantial doubt about our ability to continue as a going concern. As reflected in the financial statements in this prospectus, we are a development stage company with limited operations.  We had a net loss of $212,440 since inception (June 10, 2010) through July 31, 2010. We incurred professional fees totaling $201,250 and general and administrative expenses of $11,190 for the same period, inception through July 31, 2010. Cash on hand as of July 31, 2010 was $495,536.

Scott Williams, President, Chief Executive Officer, Director and Majority Shareholder

Our President, CEO and Director, Scott Williams, is currently, and will remain after the offering, our majority shareholder.

Private Offerings

On July 31, 2010, we closed on a private placement which raised gross proceeds of $759,376 through the sale of 1,012,516 units (the “Units”), each Unit consisting of 1 share of our common stock, $0.0001 par value (the “Common Stock”), and a warrant to purchase 2 shares of our Common Stock exercisable at a price of $2.50 per warrant (the “Warrants”), to certain accredited investors. The investors entered into a subscription agreement (the “Subscription Agreement”) (see Exhibit 10.1), for the sale of our Common Stock. Pursuant to the terms of the Subscription Agreement, we offered the Units for sale at a purchase price of $0.75 per Unit.  Each investor also received a five (5) year Warrant (see Exhibit 10.2), to purchase two (2) shares of Common Stock for every one (1) share of Common Stock which the investor purchased in this offering at an exercise price of $2.50 per share.

Where You Can Find Us

Our principal executive office is located at 159 North State Street, Newtown, PA 18940, and our telephone number is (215) 968-1600.

The Offering

Warrants offered by selling security holders
2,025,032 Warrants to purchase up to 2,025,032 shares of our Common Stock issuable upon exercise of the outstanding Warrants, exercisable at a price of $2.50 per Warrant that was issued in connection with the private placement that closed on July 31, 2010. These warrants are immediately callable by us if the our Common Stock trades for a period of 20 consecutive trading days at an average price of $3.00 per share or greater.

Use of proceeds
To the extent that the selling stockholders exercise in cash all of the Warrants at the exercise price of $2.50 per Warrant, we would receive $5,062,580 in the aggregate from such exercise. The proceeds from the cash exercise of such warrants, if any, will be used by us for working capital and other general corporate purposes.

Risk Factors	The Warrants offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception, June 10, 2010 through July 31, 2010 are derived from our audited financial statements. The statement of operations and balance sheet data for the six months ended January 31, 2011 are derived from our unaudited financial statements.

	For the six month period ending January 31, 2011	For the Period from Inception (June 10, 2010) through July 31, 2010
STATEMENT OF OPERATIONS

Revenues	$-	$-
Professional Fees	24,945	201,250
General and Administrative Expenses	11,874	11,190
Consulting Expense	427,000	-
Total Operating Expenses	463,819	212,440
Net Loss	(463,819)	(212,440)

	As of January 31, 2011	As of July 31, 2010
BALANCE SHEET DATA

Cash	$75,013	495,536
Total Assets	75,013	495,536
Total Liabilities	671	15,000
Total Stockholders’ Equity	74,342	480,536

RISK FACTORS

The shares of our Warrants being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the Warrants, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY; ACCUMULATED DEFICIT.

There can be no assurance that our management will be successful in completing our business development with lenders, implementing the corporate infrastructure to support operations at the levels called for by our business plan or that we will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We have limited operating history for investors to evaluate the potential of our business development. In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

·        Develop effective business plan;
·        Meet customer standards;
·        Implement advertising and marketing plan;
·        Maintain current strategic relationships and develop new strategic relationships;
·        Respond effectively to competitive pressures;
·        Continue to develop and upgrade our service; and
·        Attract, retain and motivate qualified personnel.

Our future will depend on our ability to manage our biotechnology development and testing, which requires careful planning to avoid incurring unnecessary costs and expenses.

WE MAY NOT BE ABLE TO ACQUIRE THE BIOTECHNOLOGY WE HAVE SELECTED AND MAY NEED TO FIND A SUITABLE SUBSTITUTE.

We have reached a general agreement with Wytex whereby we have been provided with a twelve month period to evaluate and make a decision as to the licensing or purchase of the technologies developed by Wytex. Specifically, we are still evaluating Biogenic Methane Production technology (patent pending) and Innovative Technology for closing the carbon loop, developed by Wytex. Closing the carbon loop is a generalized statement referring to the CO2 Technology’s ability to take CO2 emissions created in the initial burning of coal (carbon) and reducing them into a cleaner burning methane, thus closing the carbon loop that was historically left open by emitting the CO2 into the atmosphere. Wytex’s technology imitates the natural process of biogenic methane production by introducing the necessary nutrients into the coal that create the proper environment for the in place microbes to generate methane from the available carbon in the coal. This is similar to pathways that occur in nature, that being responsible for much of the coalbed methane produced and extracted in the world today. Additionally, Wytex has developed patent pending methods for moving nutrient rich fluids through the host coal.

We may be unable to complete the transaction with Wytex with terms that are favorable. Wytex currently owns both technologies and has funded the discovery and development of these technologies. We have not signed a term sheet or Memorandum of Understanding with regards to obtaining a license or purchasing the technologies, as we are still evaluating them. Currently, there is no set time frame for acquiring the technology from Wytex and the current agreement provides for a twelve month period for us to evaluate and make a decision as to the licensing or purchase of the technologies. Aside from our agreement with Wytex regarding our right to evaluate Wytex’s technology, we have no other business relationship with Wytex.

Should we be unable to reach an agreement with Wytex regarding the licensing of this technology, the Company is aware that Luca Technologies and Ciris Energy also develop similar technologies. To our knowledge, neither of these companies have plans to sell, lease or license their technology to others.

THE BIOTECHNOLOGY THAT WE INTEND TO ACQUIRE MAY NOT WORK AS WELL AS INDICATED IN TESTING.

We have monitored Wytex’s testing of the technology in the Powder River Basin in the state of Wyoming. However, although the technology has been tested in lab and field environments, there is no assurance the technology will provide economically favorable results in all applications. Additionally, there has been no peer review or publication of the technology, due to the proprietary nature of the technology. In that regard, to the best of our knowledge and Wytex’s knowledge, there has been no successful commercial application of this technology. There is no assurance  that natural gas prices will not decline to a point that makes the business case for utilizing this technology far less attractive.

ENVIRONMENTAL IMPACT MAY ADVERSELY AFFECT OUR ABILITY TO IMPLEMENT THIS TECHNOLOGY IN THE POWDER RIVER BASION AREA.

There are a number of environmental factors, including water quality, that may impact our ability to implement this biotechnology in the Power River Basin area. The  Powder River Basin Resource Council, a conservation group, has previously opposed another company’s plan to stimulate coal bed methane gas production by introducing nutrients to native microbes in Powder River Basin coals. The Powder River Basin Resource Council’s opposition contributed to that company abandoning its plan. Due to the nature of the solutions used in implementing this biotechnology, there is a potential for an unacceptable increase of the salinity values in the water table. This could limit our ability to use the technology in river basin areas of the U.S.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our operations will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

Although we believe that we will be able to secure the $2.5 million needed for implementation of our business plan, there is no assurance the necessary funding will be available to complete all planned endeavors. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

The funds raised in the private placement may not be enough to complete enough full-scale field developments. Failure to conduct and complete adequate field developments will adversely affect our business.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF SCOTT WILLIAMS, OUR PRESIDENT, CEO AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are dependent on our key executive, President and Chief Executive Officer Scott Williams, for the foreseeable future.  The loss of the services from Scott Williams could have a material adverse effect on our operations and prospects. At this time, we do not have an employment agreement with Scott Williams, though we may enter into such an agreement with its President on terms and conditions usual and customary for its industry.  We do not currently have “key man” life insurance on Scott Williams.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and although we cannot accurately predict or estimate the amount of additional costs we may incur or the timing of such costs, we believe will incur approximately $125,000 in annual costs associated with our public company reporting requirements. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR COMPANY WILL BE IMPACTED BY FLUCTUATIONS IN THE PRICE OF NATURAL GAS.

Our company may be negatively impacted by fluctuations in the price of natural gas. The natural gas market has been volatile and such volatility or an unexpected increase in natural gas prices could have an adverse effect on our business. A substantial increase in the price of natural gas may reduce the demand for natural gas and natural gas exploration and mining services, which would adversely impact our revenues and could cause our business to fail. It is anticipated that natural gas demand will increase in the coming years as the U.S. and other countries shift to cleaner energy sources, and therefore prices should increase as well. However, in the past five years prices there have been significant price fluctuations as reflected in the following references (U.S. EIA well head prices per mcf):

2005 - $7.33
2006 - $6.39
2007 - $6.25
2008 - $7.96
2009 - $3.71
2010 - $4.41

OUR BUSINESS IS SUBJECT TO GOVERNMENT REGULATION OF MINING AND EXTRACTING INDUSTRIES. IF THE GOVERNMENT MAKES IT MORE DIFFICULT OR EXPENSIVE FOR OUR CUSTOMERS TO OBTAIN THE PROPER PERMITS TO CONDUCT SUCH ACTIVITIES, OUR REVENUES MAY BE ADVERSELY AFFECTED.

Our business is subject to government regulation of mining and extracting industries and these regulations will vary from place to place but could include the state oil and gas regulatory body and the state Department of Environmental Quality as well as the federal regulatory authorities on public lands such as the Bureau of Land Management and Environmental Protection Authority. If the government makes it more difficult for our customers to obtain the proper permits to conduct such activities, our revenues may be adversely impacted. Though the permitting environment is considered favorable to mining companies at this time, the government may erect barriers or make the process more onerous.

IF WE CAN SUCCESSFULLY BEGIN OPERATIONS, WE WILL FACE INTENSE COMPETITION FROM OTHER COMPANIES THAT ARE MUCH LARGER, WITH MORE CAPITAL, AND HAVE GREATER RESOURCES AND MORE EXPERIENCE.

If we can successfully begin operations, we will face intense competition from other companies that are much larger, with more capital, and have greater resources and more experience, such as Luca Technology of Denver, CO. If we do not manage our operations effectively and cannot establish our company as a viable competitor, our revenues will bill adversely affected or our business plan could fail.

WE MAY EXPERIENCE DIFFICULTIES IN FINDING COMPANIES WILLING TO LICENSE OUR TECHNOLOGY ONCE WE ACQUIRE IT.

Our principal business strategy is to license the biotechnology will intended to acquire to enough of the 100 or so coalmine operators in the Power River Basin area to make the business model profitable. We have no licensing agreements in place and may have difficulty securing the number of agreements necessary to sustain our business plan.

Risk Related To Our Capital Stock

WE MAY NEVER PAY DIVIDENDS TO OUR SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law.  These provisions eliminate the liability of our directors and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (I) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit.  These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either   of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF OUR COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.75 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, at a price (or exercise prices) below the price at which shares of our common stock are quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE CAN GIVE NO ASSURANCE THAT A LIQUID PUBLIC MARKET FOR OUR SECURITIES WILL DEVELOP OR THAT OUR WARRANTS WILL EVER TRADE ON A RECOGNIZED OR SENIOR EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR WARRANTS.

There is no established public trading market for our Warrants. Our Warrants have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We have agreed to bear the expenses relating to the registration of the warrants for the selling security holders. To the extent that the selling security-holders exercise in cash all of the Warrants at the exercise price of $2.50 per Warrant, we would receive $5,062,580 in the aggregate from such exercise. The proceeds from the cash exercise of such Warrants, if any, will be used by us for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

Since our Warrants are not listed or quoted on any exchange or quotation system, the offering price of the Warrants was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the Warrants does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Warrants are not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Warrants. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Warrants will trade at market prices in excess of the initial offering price as prices for the warrants in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Warrants to be sold by the selling shareholders is provided in the “Selling Security Holders” section below and represents the Warrants that are currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The Warrants being offered for resale by the 62 selling security holders consist of 2,025,032 Warrants that are exercisable into 2,025,032 shares of or Common Stock underlying the Warrants issuable to the investors in the private placement that closed on July 31, 2010.

The following table sets forth the name of the selling security holders, the number of Warrants beneficially owned by each of the selling warrant holders as of May 31, 2011 and the number of Warrants being offered by the selling warrant holders. The Warrants being offered hereby are being registered to permit public secondary trading, and the selling warrant holders may offer all or part of the Warrants for resale from time to time. However, the selling Warrant holders are under no obligation to sell all or any portion of such shares nor are the selling warrant holders obligated to sell any Warrants immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling warrant holders.

Name	Warrants Beneficially Owned Prior To Offering (1)	Number of Warrants Beneficially Owned After Offering	Percent Ownership After Offering (2)
Badger, Carleton M.	6,136	0	0%
Bauz, Karl F.	40,000	0	0%
Benchmark Capital (3)	70,000	0	0%
Blue, Robert E. Jr.	13,334	0	0%
Calhoun, Harry W. & Barbara A. -Joint Subscribers	13,340	0	0%
Callan, J. Laurence	13,400	0	0%
Callan, P. Douglas	8,000	0	0%
Chack, Janis D.	133,334	0	0%
Coe, Paul R.-Imperial Capital LLC STE (4)	40,000	0	0%
Cohen, Cheryl	26,668	0	0%
Cohen, Jamie Rebecca	20,000	0	0%
Cohen, Michael Stuart	20,000	0	0%
Consaley, Frederick E. & Helen J. - Joint Subscribers	27,000	0	0%
Ebert, Edward C.	53,334	0	0%

Ebert, Karen M.	13,334	0	0%
Eisen, Sally S. (Eisen Family Trust)	40,000	0	0%
Ellis, Carol-IRA	6,118	0	0%
Ellis, Stephen & Carol JTWROS - Joint Subscribers	60,012	0	0%
Ferguson, Jean	26,668	0	0%
Flax, Lance	13,334	0	0%
Flax, Lauren	6,668	0	0%
Flax, Marian H.	13,334	0	0%
Garre, MaryJo S.	40,000	0	0%
Goldfine, Howard R.	40,000	0	0%
Hanan, Lisa G.	20,000	0	0%
Hanan, Scott H.	46,668	0	0%
Hawkins, Barry C.	26,668	0	0%
Hollway, John F.	53,334	0	0%
HWC LLC (5)	133,334	0	0%
Hyatt, Geoffrey	40,000	0	0%
Keller, Laurence D.	20,000	0	0%
Keszeli, Dr. Alexander C. & Kim - Joint Subscribers	40,000	0	0%
Lisausky, Adam	13,334	0	0%
Macrae-Gibson, Gavin	66,668	0	0%
Madian, Susan	26,668	0	0%
Manzo, Angela S.	20,000	0	0%
Manzo, Donald A.	20,000	0	0%
O’Brien, Anne E.	26,668	0	0%
Patten, Kathleen N.	64,000	0	0%
Peacock, James P. Sr.	10,000	0	0%
Peacock, Rebecca A.	10,000	0	0%
Picariello, Michael A. & Darocha, Irene B.- Joint Subscribers	40,000	0	0%
Robinson, Wendell Walker	27,000	0	0%
Samkavitz, Sandra G.	26,668	0	0%
Schanz, Francis J. Jr.	40,000	0	0%
Schink, William B.	10,000	0	0%
Smith, Brenda Ann	40,000	0	0%
Stein, Neil A. & Diane M. -Joint Subscribers	13,334	0	0%
Stern, Alan & Deborah - Joint Subscribers	56,000	0	0%
Stewart, Christopher R.	93,334	0	0%
Talarico, Michael J. & Sharron G. - Joint Subscribers	28,000	0	0%
Twigg, Maria	26,668	0	0%
Twigg, Todd Alan	26,668	0	0%
Wichert, Cathy A. (Living Trust)	66,668	0	0%
Williams, Daniel (Trust)	13,334	0	0%
Williams, James P.	40,000	0	0%
Williams, Joshua Paul (Trust)	13,334	0	0%

Williams, Matthew (Trust)	13,334	0	0%
Wisniewski, Mark W.	16,000	0	0%
Wisniewski, William	13,334	0	0%
Wissner, Beverlie F., TTE (Trust)	20,000	0	0%
Wissner, Donald A., TTE (Trust)	20,000	0	0%
TOTAL	2,025,032	0	0%

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes below, each security-holder named in the table has sole voting and investment power with respect to the shares set forth opposite such security-holder’s name.

(2)	The percentage of beneficial ownership is based on 3,037,548 shares of Common Stock outstanding post-offering, which includes the 2,025,032 shares of Common Stock underlying the Warrants.
(3)	John Patten is the Principal of Benchmark Capital. John Patten, acting alone, has voting and dispositive power over the shares beneficially owned by Benchmark Capital.
(4)	Paul R. Coe is the Principal of Imperial Capital LLC. Paul R. Coe, acting alone, has voting and dispositive power over the shares beneficially owned by Imperial Capital LLC.
(5)	David Callan is the Principal of HWC LLC. David Callan, acting alone, has voting and dispositive power over the shares beneficially owned by HWC LLC.

To our knowledge, none of the selling shareholders:

-	has had a material relationship with us other than as a shareholder at any time within the past three years;
-	Except for David Callan, has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling warrant holders may sell some or all of their Warrants at a fixed price of $2.50 per Warrant until our Warrants are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, warrant holders may sell their shares in private transactions to other individuals. Although our Warrants are not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $2.50 until a market develops for the stock.

Once a market has developed for our Warrants, the Warrants may be sold or distributed from time to time by the selling warrant holders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Warrants may be effected in one or more of the following methods:

·	- ordinary broker transactions, which may include long or short sales;
·	- transactions involving cross or block trades on any securities or market where our common stock is trading;
·	- through direct sales to purchasers or sales effected through agents;
·	- through transactions in options, swaps or other derivatives (whether exchange listed of otherwise);
·	- any combination of the foregoing.

In addition, the selling warrant holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of Warrants in the course of hedging the positions they assume with the selling warrant holders. The selling warrant holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Warrants in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling security holders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer or agent relating to the sale or distribution of the Warrants. We will not receive any proceeds from the sale of the Warrants of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the Warrants, including legal and accounting fees, and such expenses are estimated to be approximately $41,915.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001. As of May 31, 2011, 6,012,516 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. As of May 31, 2011, 6,012,516 shares of our common stock were issued and outstanding. There will be up to 8,037,548 shares of our common stock issued and outstanding after the offering if the investors in the private placement of units that closed on July 31, 2010 exercise all of their warrants.

Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

Currently, there are outstanding warrants to issue up to 2,025,032 shares of or common stock, issuable upon exercise of the outstanding warrants, exercisable at a price of $2.50 per Warrant or immediately callable by the Company if our common stock trades for a period of 20 consecutive trading days at an average price of $3.00 per share or greater. The Warrants were issued in connection with the private placement that closed on July 31, 2010.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent and we function as our own transfer agent. We intend to engage a stock transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Anslow & Jaclin, LLP, of Manalapan, New Jersey.

DESCRIPTION OF BUSINESS

Alternative Energy and Environmental Solutions, Inc. was incorporated in 2010 in the State of Nevada to acquire and market an innovative new biotechnology that utilizes nutrient stimulants — organic microbes — to extract coalbed methane more efficiently in high-production as well as from low-producing, depleted and abandoned coalmines in the US. Coal bed methane is a clean-burning natural gas used for heating in homes and is used to generate electricity.

As the U.S. shifts to cleaner and more environmentally friendly fuel sources for heating and electricity, coalbed methane is becoming more valuable. Innovative methods for cost-effectively and efficiently extracting more of this natural gas are now in demand.

If this technology proves effective the Company would plan to negotiate a purchase agreement or long term license agreement to acquire this biotechnology from Wytex Ventures and then to apply for patents based on in-situ biogenic nutrient-circulation methods and the nutritional amendments used in the biogenic process successfully piloted both in the lab and in the field during the last two years. Wytex Ventures is a gas exploration and technology company that has extensive holdings of both active and inactive natural gas wells. Wytex also owns distribution facilities located in Wyoming. Additionally, Wytex regularly identifies, tests and refines technologies to be used in this field.

Wytex currently owns two types of technologies that we are evaluating. Specifically, these technologies consist of Biogenic Methane Production (patent pending) and Innovative Technology for closing the carbon loop. These technologies have been funded and developed by Wytex.

Currently, we have entered into an agreement with Wytex which provides for a twelve month period for us to evaluate and make a decision as to the licensing or purchase of these technologies. A copy of this agreement is filed as Exhibit 10.3 to the Company’s Registration Statement filed with the Securities and Exchange Commission on Form S-1, of which the prospectus is a part. These technologies include both the Biogenic Methane Production Technology and Innovative Technology. The agreement with Wytex also provides that the agreement will be in effect for a period of 12 months unless extended. We have not signed a term sheet or memorandum of understanding with Wytex with regards to obtaining a license or purchasing the technologies as we are still evaluating them. The agreement is being used to give the Company the time and opportunity to evaluate if the technologies will be of benefit to the Company and provide stockholder value if the Company makes the decision to move into an agreement with Wytex to actually purchase the technologies for the benefit of the Company. The agreement provides compensation for Wytex for consulting services that will provide the Company with consistent updated information as it pertains to the further development of the technology. To date, we have paid Wytex $500,000 for their services, with a remaining $100,000 in fees we are still obligated to pay Wytex pursuant to this agreement.

In order to fully evaluate the technologies, the Company feels that more work may need to be done to fully establish the efficacy of the technology. Wytex may be required to perform field work that could include, but are not limited to the following: well work over, well injection services, injection of microbial nutrients and down hole services. In addition, the Company will have access to Wytex’s transportation system (Pipeline), treatment facilities, meter runs, and equipment for evaluation purposes. Should we be unable to reach an agreement with Wytex regarding the technology, we are aware of two other companies, Luca Technologies and Ciris Energy, which develop similar technologies. To our knowledge, neither of these companies have plans to sell, lease or license their technology to others.

We plan to license this patent-pending biotechnology to owners and operators of coalmines in the Power River Basin, which spans parts of Montana and Wyoming. Calculations made by Robert Craig, the Principal/President of Wytex,and researchers affiliated with Wytex holding P.h.D.’s in connection with this technology, indicate that if we tap 20,000 wells, of 22,000 that currently exist, generating only 50 mcf (1,000 cubic feet) per day, production estimates are 1 million mcf/day or 350 million mcf/year. These calculations are not intended as definitive, scientific data, but rather were used to assist us in formulating our business plan. According to our estimates, at $4 per mcf the yearly revenues can equal $1.4 billion and over 10 years could generate $14 billion. While we have no independent means of substantiating these calculations, we have based these estimates on internal projections and lab results. Because coalbed methane is a clean-burning natural gas, companies developing greater reserves contribute in a major way to the U.S.’s drive for higher reliance on renewable and cleaner energy sources, and can possibly qualify for significant tax incentives to help fund operations. Wytex has generated all of the calculations referred to in this discussion.  Mr. Craig has nearly a decade of experience in all aspects of coalbed methane operations including, but not limited to, drilling, production, transportation, construction and financial.  Mr. Craig also has 5 years experience in biogenic methane operations and processes.  Prior to his work in this field, Mr. Craig was a Vice President with JP Morgan Chase in Houston, Texas and holds an MBA from The University of Houston. The Wytex research team has over 20 years combined experience in the microbial science area.  The lead researcher holds a PhD. from the University of Wyoming and the operational scientist holds a PhD. from The University of Tennessee.

We began operations in June 2010, and are currently a development-stage company with no operations or revenues.

Our principal executive office location and mailing address is 159 North State Street, Newtown, PA 18940. The telephone number is 215-968-1600. Our fiscal year end is July 31.

The Company

Alternative Energy and Environmental Solutions, Inc., was established in June 2010 to bring to acquire, market and license an innovative new biotechnology for the environmentally friendly and cost-effective extraction of natural gas (coal bed methane) from low-producing, depleted and abandoned coal mines in the U.S. Using organic stimulants to increase the availability of natural gas, our technology could help licensees tap a market, which we estimate has the potential for $10 billion over the next 10 years.   We have not yet acquired a microbial biotechnology. We will attempt to negotiate a purchase agreement for microbial biotechnology from Wytex Ventures once additional funding is raised.

Coal bed methane is a clean-burning natural gas used for heating and electricity generation.  Our internal estimates indicate that if we tap 20,000 wells, of 22,000 that currently exist, generating only 50 mcf (1,000 cubic feet) per day, production estimates are 1 million mcf/day or 350 million mcf/year. We have no independent means of substantiated these estimates, but rather formulated these estimates based on internal lab results. According to our estimates, at $4 per mcf the yearly revenues can equal $1.4 billion and over 10 years could generate $14 billion. Between 1997 and 2007, the number of wells drilled for natural gas extraction in this area reached 22,000. With the U.S. energy industry aggressively trying to adopt cleaner, renewable energy sources, coal bed methane is becoming an extremely valuable fuel. Operators in the Powder River Basin area are seeking innovative new biotechnology for the efficient and cost-effective extraction of this natural gas from coalmines that are underperforming.

Our plan is to acquire and market this biotechnology to the 100 or so coal mine and natural gas concerns in the Power River Basin area. The business strategy is to utilize this innovative solution for cost-effective and efficient coalbed methane extraction from the 50 percent or more of the existing wells that are abandoned, depleted or under-producing. This technology can also be used on high-production wells to keep them at top capacity for far longer.

Employees

We currently have two employees, who work 10+ hours per week to advance the company’s business development efforts with coalmine and natural gas operators in the targeted region.

Business Development

We seek to complete at least three licensing agreements with coal mine or/ natural gas operators in the targeted region. See “USE OF PROCEEDS.” Implementation of a reduced program would slow our revenue growth.

Business Development Efforts

Our initial marketing efforts will be focused on engaging with the 100 or so companies with coalmines and natural gas efforts in the Powder River basin of Montana and Wyoming.   The principals of Wytex Ventures, the holder of the technology we plan to acquire and then license to operators, have created relationships with several prospective customer companies including TRGC of China, NuCoal of Canada and PT National Solutions of Indonesia.  Our goal is to field three new in-situ pilots with three of these companies as proof points for the participating companies and the industry.

Once the three pilots are complete, we plan to offer this biotechnology solution on a renewable, annual license agreement to those operators who seek to increase their coal bed methane yields over the next few years.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 159 North State Street, Newtown, PA 18940, and our telephone number is (215) 968-1600.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 63 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

INDEX TO FINANCIAL STATEMENTS

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEET AS OF JULY 31, 2010.

PAGE	F-4	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JULY 31, 2010.

PAGE	F-5	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JULY 31, 2010.

PAGE	F-6	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JULY 31, 2010.

PAGES	F-7 – F-12	NOTES TO FINANCIAL STATEMENTS.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS:

PAGE	F-14	CONDENSED BALANCE SHEETS AS OF JANUARY 31, 2011 (UNAUDITED) AND AS OF JULY 31, 2010

PAGE	F-15	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2011(UNAUDITED) AND FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JANUARY 31, 2011 (UNAUDITED)

PAGE	F-16	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JANUARY 31, 2011 (UNAUDITED)

PAGE	F-17	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JANUARY 31, 2011 (UNAUDITED) AND FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JANUARY 31, 2011 (UNAUDITED)

PAGES	F-18 - F-22	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Alternative Energy & Environmental Solutions, Inc. (a development stage company) (the “Company”) as of July 31, 2010 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 10, 2010 (Inception) to July 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Alternative Energy & Environmental Solutions, Inc. (a development stage company) as of July 31, 2010 and the results of its operations and its cash flows for the period from June 10, 2010 (Inception) to July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company is in the development stage with limited operations, a net loss of $212,440 and used $195,340 of cash in operations from inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 17, 2010

Alternative Energy & Environmental Solutions, Inc. (A Development Stage Company) ASSETS
July 31, 2010

Current Assets
Cash	$495,536
Total Assets	$495,536

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable & Accrued Expenses	$15,000
Total Liabilities	$15,000

Commitments and Contingencies	-

Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,012,516 shares
issued and outstanding	601
Additional paid-in capital	746,375
Less: Stock subscription receivable	(54,000)
Deficit accumulated during the development stage	(212,440)
Total Stockholders’ Equity	480,536

Total Liabilities and Stockholders’ Equity	$495,536

See accompanying notes to financial statements

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Statement of Operations

For the period from June 10, 2010
(inception) to July 31, 2010
Operating Expenses
Professional fees	$201,250
General and administrative	11,190
Total Operating Expenses	212,440

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(212,440)

Provision for Income Taxes	-

NET LOSS	$(212,440)

Net Loss Per Share - Basic and Diluted	$(0.05)

Weighted average number of shares outstanding	4,648,187
during the period - Basic and Diluted

See accompanying notes to financial statements

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the period from June 10, 2010 (Inception) to July 31, 2010

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the		Total
					paid-in	development	Subscription	Stockholders’
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance June 10, 2010	-	$-	-	$-	$-	$-	-	$-

Common stock issued for cash to founders ($0.0001 per share)			5,000,000	500	-	-	-	500

Common stock issued for cash ($0.75/ per share)	-	-	1,012,516	101	759,275	-	(54,000)	705,376

Stock Offering Costs	-	-	-	-	(15,000)	-	-	(15,000)

In kind contribution of services	-	-	-	-	2,100	-	-	2,100

Net loss for the period June 10, 2010 (inception) to July 31, 2010	-	-	-	-	-	(212,440)	-	(212,440)

Balance, July 31, 2010	-	$-	6,012,516	$601	$746,375	$(212,440)	$(54,000)	$480,536

See accompanying notes to financial statements

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Statement of Cash Flows

For the period from June 10, 2010
(inception) to July 31, 2010
Cash Flows Used in Operating Activities:
Net Loss	$(212,440)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	2,100
Changes in operating assets and liabilities:
(Decrease) Increase in accounts payable and accrued expenses	15,000
Net Cash Used In Operating Activities	(195,340)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	690,876
Net Cash Provided by Financing Activities	690,876

Net Increase in Cash	495,536

Cash at Beginning of Period	-

Cash at End of Period	$495,536

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Stock issued for subscription receivable	$54,000

See accompanying notes to financial statements

Alternative Energy & Environmental Solutions, Inc.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JULY 31, 2010

NOTE 1             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Alternative Energy and Environmental Solutions, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on June 10, 2010 to market an innovative new biotechnology that utilizes nutrient stimulants – organic microbes – to extract coalbed methane more efficiently in high-production as well as from low-producing, depleted and abandoned coalmines in the U.S. Coalbed methane is a clean-burning natural gas used for heating in homes and is used to generate electricity.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At July 31, 2010, the Company had no cash equivalents.

(D) Loss Per Share

In accordance with the accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Since the Company reflected a net loss in 2010, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive.  A separate computation of diluted earnings (loss) per share is not presented.

Alternative Energy & Environmental Solutions, Inc.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JULY 31, 2010

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of July 31, 2010, the Company has a net operating loss carryforward of approximately $210,340 available to offset future taxable income through July 31, 2030.  The valuation allowance at July 31, 2010 was $81,094.  The net change in the valuation allowance for the year ended July 31, 2010 was an increase of $81,094.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

Alternative Energy & Environmental Solutions, Inc.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JULY 31, 2010

The Company’s income tax expense differed from the statutory rates (federal 34% and state 4.55%) as follows:

Year Ended June 30,
2010

Statutory rate applied to earnings before income taxes:	$(81,904)
Increase (decrease) in income taxes resulting from:
State income taxes	-
Change in deferred tax asset valuation allowance	81,094
Non-deductible expenses	810
Income Tax Expense	$-

July 31, 2010

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	81,094
Valuation allowance	(81,094)
Net deferred tax asset	-
Net deferred tax liability	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2030.

The components of income tax expense related to continuing operations are as follows:

2010
Federal
Current	$-
Deferred	-
$-
State and Local
Current	$-
Deferred	-
$-

Alternative Energy & Environmental Solutions, Inc.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JULY 31, 2010

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. The Company had approximately $245,536 in excess of FDIC insurance limits at July 31, 2010.

NOTE 2             STOCKHOLDERS’ EQUITY

(A) Common Stock and Warrants Issued for Cash

For the period ended July 31, 2010, the Company issued 1,012,516 units for cash. Each unit consisted of one share of common stock and two warrants to purchase common stock for a total of 1,012,516 shares of common stock and 2,025,032 warrants to purchase common stock for $759,376($0.75/share) less stock offering costs of $15,000.  In addition, the Company also received the right to immediately call the warrants if the Company’s common stock trades for a period of 20 consecutive days at an average trading price of $3.00 per share or greater (see Note 2(C). Of the total funds raised, $54,000 has been recorded as a subscription receivable.  The $54,000 was received August 4, 2010 (See note 6).  The Company also issued 5,000,000 shares of common stock to its founders for $500 ($0.0001 per share) (See note 4).

(B) In-Kind Contribution

For the year ended July 31, 2010, a shareholder of the Company contributed services having a fair value of $2,100 (See Note 4).

(C) Warrants

The following tables summarize all warrant grants for the period ended July 31, 2010, and the related changes during these periods are presented below.

Alternative Energy & Environmental Solutions, Inc.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JULY 31, 2010

	Number of Warrants	Weighted Average Exercise Price
Warrants
Balance at June 10, 2010 (Inception)	-	-
Granted	2,025,032
Exercised	-
Forfeited	-
Balance at July 31, 2010	2,025,032
Warrants exercisable at July 31, 2010	2,025,032	$2.50
Weighted average fair value of warrants granted during the period ending July 31, 2010		$2.50

Of the total warrants granted, 2,025,032 are fully vested, exercisable and non-forfeitable.

2010 Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at July 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at July 31, 2010	Weighted Average Exercise Price
$2.50	2,025,032	4.88	$2.50	2,025,032	$2.50

These warrants are immediately exercisable at $2.50 per share and are immediately callable by the Company if the Company’s common stock trades for a period of 20 consecutive days at an average trading price of $3.00 per share or greater.  This option gives the Company the right, but not the obligation to repurchase the shares of common stock. As of July 31, 2010, the fair value of the call option was less then the exercise price of the option and no value has been recorded for the option.

Alternative Energy & Environmental Solutions, Inc.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JULY 31, 2010

NOTE 3             COMMITMENTS

On June 4, 2010, the Company entered into a consulting agreement with Tryon Capital Ventures , LLC to receive administrative and other miscellaneous services. The Company is required to pay $4,500 a month. The agreement is to remain in effect unless either party desired to cancel the agreement.

On July 5, 2010, the Company entered into a consulting agreement with Wytex Ventures, LLC  for services to furthering the business. These services include, but are not limited to the following: well work over, well injection services, injection of microbial nutrients and down hole services. In addition, the Company will have access to their transportation system (Pipeline), treatment facilities, meter runs, and equipment. This agreement will be in effect for a period of 12 months unless extended and will cover up to $600,000 of services. As of July 31, 2010, the Company has paid $200,000 for services. Another $300,000 was paid in August 2010.

NOTE 4             RELATED PARTY TRANSACTIONS

For the year ended July 31, 2010, shareholders of the Company contributed services having a fair value of $2,100 (See Note 2( B )).

On June 18, 2010, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $500 ($0.0001/share) in exchange for cash provided (See Note 2 ( A )).

NOTE 5             GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, used cash in operations of $195,340 from inception and has a net loss since inception of $212,440.    This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6             SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 17, 2010, the date the financial statements were issued.

On August 4, 2010, the Company received $54,000 for subscriptions that were outstanding as of July 31, 2010 (see Note 2( A )).

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-14	CONDENSED BALANCE SHEETS AS OF JANUARY 31, 2011 (UNAUDITED) AND AS OF JULY 31, 2010

PAGE	F-15	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2011(UNAUDITED) AND FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JANUARY 31, 2011 (UNAUDITED)

PAGE	F-16	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JANUARY 31, 2011 (UNAUDITED)

PAGE	F-17	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JANUARY 31, 2011 (UNAUDITED) AND FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO JANUARY 31, 2011 (UNAUDITED)

PAGES	F-18 - F-22	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Condensed Balance Sheets

ASSETS
	January 31, 2011	July 31, 2010
	(Unaudited)

Current Assets
Cash	$75,013	$495,536
Total Assets	$75,013	$495,536

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable & Accrued Expenses	$671	$15,000
Total Liabilities	671	15,000

Commitments and Contingencies	-	-

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,012,513 shares
and 6,012,513 issued and outstanding, respectively	601	601
Additional paid-in capital	750,000	746,375
Less: Stock subscription receivable	-	(54,000)
Deficit accumulated during the development stage	(676,259)	(212,440)
Total Stockholders' Equity	74,342	480,536

Total Liabilities and Stockholders' Equity	$75,013	$495,536

See accompanying notes to unaudited condensed financial statements

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	For the Three	For the Six	For the period from June 10, 2010
	Months Ended January 31, 2011	Months Ended January 31, 2011	(Inception) to January 31, 2011
Operating Expenses
Professional fees	$3,771	$24,945	$26,195
Consulting Expense	13,500	427,000	631,000
General and administrative	6,704	11,874	19,064
Total Operating Expenses	23,975	463,819	676,259

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(23,975)	(463,819)	(676,259)

Provision for Income Taxes	-	-	-

NET LOSS	$(23,975)	$(463,819)	$(676,259)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.08)

Weighted average number of shares outstanding	6,012,513	6,012,513

See accompanying notes to unaudited condensed financial statements

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders' Equity
For the period from June 10, 2010 (Inception) to January 31, 2011
(Unaudited)

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the		Total
					paid-in	development	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance June 10, 2010	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for cash to founders ($0.0001 per share)			5,000,000	500	-	-	-	500

Common stock issued for cash ($0.75/ per share)	-	-	1,012,513	101	759,275	-	(54,000)	705,376

Stock Offering Costs	-	-	-	-	(15,000)	-	-	(15,000)

In kind contribution of services	-	-	-	-	2,100	-	-	2,100

Net loss for the period June 10, 2010 (inception) to July 31, 2010	-	-	-	-	-	(212,440)	-	(212,440)

Balance, July 31, 2010	-	-	6,012,513	601	746,375	(212,440)	(54,000	480,536

Collection of stock subscription receivable	-	-	-	-	-	-	54,000	54,000

Stock Offering Costs	-	-	-	-	(4,175	-	-	(4,175)

In kind contribution of services	-	-	-	-	7,800	-	-	7,800

Net loss for the six months ended January 31, 2011	-	-	-	-	-	(463,819)	-	(463,819)

Balance, January 31, 2011	-	$-	6,012,513	$601	$750,000	$(676,259)	$-	$74,342

See accompanying notes to unaudited condensed financial statements

Alternative Energy & Environmental Solutions, Inc.
(A Development Stage Company)
Condensed Statement of Cash Flows
(Unaudited)

	For the Six	For the period from June 10, 2010
	Months Ended January 31, 2011	(Inception) to January 31, 2011
Cash Flows Used in Operating Activities:
Net Loss	$(463,819)	$(676,259)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	7,800	9,900
Changes in operating assets and liabilities:
(Decrease) Increase in accounts payable and accrued expenses	(14,329)	671
Net Cash Used In Operating Activities	(470,348)	(665,688)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	49,825	740,701
Net Cash Provided by Financing Activities	49,825	740,701

Net Increase (Decrease) in Cash	(420,523)	75,013

Cash at Beginning of Period	495,536	-

Cash at End of Period	$75,013	$75,013

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Stock issued for subscription receivable	$-	$54,000

See accompanying notes to unaudited condensed financial statements

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JANUARY 31, 2011
(UNAUDITED)

NOTE 1             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Alternative Energy & Environmental Solutions, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on June 10, 2010 to market an innovative new biotechnology that utilizes nutrient stimulants – organic microbes – to extract coalbed methane more efficiently in high-production as well as from low-producing, depleted and abandoned coalmines in the U.S. Coalbed methane is a clean-burning natural gas used for heating in homes and is used to generate electricity.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At January 31, 2011 and July 31, 2010, the Company had no cash equivalents.

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JANUARY 31, 2011
(UNAUDITED)

(D) Loss Per Share

In accordance with the accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Since the Company reflected a net loss in 2011, the effect of 2,025,032 warrants are anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

NOTE 2             STOCKHOLDERS’ EQUITY

(A) Common Stock and Warrants Issued for Cash

For the period ended July 31, 2010, the Company issued 1,012,513 units, for cash. Each unit consisted of one share of common stock and two warrants to purchase common stock for a total of 1,012,513 shares of common stock and 2,025,032 warrants to purchase common stock for $759,376($0.75/share) less stock offering costs of $15,000. In addition, the Company also received the right to immediately call the warrants if the Company’s common stock trades for a period of 20 consecutive days at an average trading price of $3.00 per share or greater (see Note 2(C)). Of the total funds raised, $54,000 has been recorded as a subscription receivable. The $54,000 was received August 4, 2010 and $4,175 of stock offering costs were recorded.

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JANUARY 31, 2011
(UNAUDITED)

The Company also issued 5,000,000 shares of common stock to its founders for $500 ($0.0001 per share) (See note 4).

(B) In-Kind Contribution

For the six months ended January 31, 2011, three shareholders of the Company contributed services having a fair value of $7,800 (See Note 4).

For the year ended July 31, 2010, three shareholders of the Company contributed services having a fair value of $2,100 (See Note 4).

(C) Warrants

The following tables summarize all warrant grants for the period ended January 31, 2011, and the related changes during these periods are presented below.

	Number of Warrants	Weighted Average Exercise Price
Warrants
Balance at July 31, 2010	2,025,032	2.50
Granted	-
Exercised	-
Forfeited	-
Balance at January 31, 2011	2,025,032
Warrants exercisable at October 31, 2010	2,025,032	$2.50
Weighted average fair value of warrants granted during the period ending January 31, 2011		$2.50

Of the total warrants granted, 2,025,032 are fully vested, exercisable and non-forfeitable.

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JANUARY 31, 2011
(UNAUDITED)

2010 Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at January 31, 2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at October 31, 2010	Weighted Average Exercise Price
$2.50	2,025,032	4.38	$2.50	2,025,032	$2.50

These warrants are immediately exercisable at $2.50 per share and are immediately callable by the Company if the Company’s common stock trades for a period of 20 consecutive days at an average trading price of $3.00 per share or greater.  This option gives the Company the right, but not the obligation to repurchase the shares of common stock.  As of January 31, 2011, the fair value of the call option was less then the exercise price of the option and no value has been recorded for the option.

NOTE 3             COMMITMENTS

On June 4, 2010, the Company entered into a consulting agreement with Tryon Capital Ventures, LLC to receive administrative and other miscellaneous services.  The Company is required to pay $4,500 a month.  The agreement is to remain in effect unless either party desired to cancel the agreement.  As of January 31, 2011, the Company paid $22,500 for services.

On July 5, 2010, the Company entered into a consulting agreement with Wytex Ventures, LLC for services to further the business.  These services include, but are not limited to the following: well work over, well injection services, injection of microbial nutrients & down hole services. In addition, the Company will have access to their transportation system (Pipeline), treatment facilities, meter runs, and equipment.  This agreement will be in effect for a period of 12 months unless extended and will cover up to $600,000 of services. As of January 31, 2011, the Company has paid $500,000 for services.

NOTE 4             RELATED PARTY TRANSACTIONS

For the six months ended January 31, 2011, three shareholders of the Company contributed services having a fair value of $7,800 (See Note 2(B)).

For the year ended July 31, 2010, three shareholders of the Company contributed services having a fair value of $2,100 (See Note 2( B )).

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF JANUARY 31, 2011
(UNAUDITED)

On June 18, 2010, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $500 ($0.0001/share) in exchange for cash provided (See Note 2 ( A )).

NOTE 5             GOING CONCERN

As reflected in the accompanying unaudited condensed financial statements, the Company is in the development stage with no operations, used cash in operations of $666,688 from inception and has a net loss since inception of $676,259.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6             SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 8, 2011, the date the financial statements were issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Alternative Energy and Environmental Solutions, Inc. is a development-stage company that plans to market an innovative new biotechnology that utilizes organic microbes to stimulate extraction of coal bed methane gas, a natural gas fuel, from coalmines in the U.S. The Company has not yet begun operation and has to-date not generated any revenue.

The Company plans to acquire and license microbial-enhanced coal bed methane extraction technology to the companies owning coalmines or seeking to harvest natural gas from coalmines in the Powder River Basin area of Montana and Wyoming. We have not yet acquired a microbial biotechnology. We will attempt to negotiate a purchase agreement for microbial biotechnology from Wytex Ventures once additional funding is raised.

According to the Wyoming State Geological Survey, the Powder River Basin has the potential to produce 22 Tcf of natural gas in the next 20 years. Approximately 10,000 of the 22,000 CBM wells drilled prior to 2000 have been closed or are producing at very low levels according to records from the Wyoming Oil and Gas Conversation Commission. We believe the microbial biotechnology solution we intend to acquire can become a cost-effective method for revitalizing the yields from these low-producing mines as well as a valuable solution for helping to maintain yields in high-producing mines.

This innovative and environmentally sound microbial biotechnology involves a continual injection of naturally occurring microbes into the available organic carbon and nutrients in the wells of a coal seam. This technology has been developed and refined since 2006, when Company associates initiated biogenic research with the University of Wyoming and Western Research Institute.

There are approximately 100 companies with mines in the Power River Basin that may be interested in cost-effective ways to develop additional reserves of this natural gas energy source. The Company plans to engage these companies in discussions geared toward developing licensing agreements, providing our biotech solution to aid these companies’ efforts to develop high yielding coal bed methane reserves.

The Company maintains its principal office at 159 North State Street, Newtown, PA 18940, and the Company’s telephone number is 215-968-1600.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business. We cannot guarantee that the expansion efforts described in this prospectus will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our renovation services offering.

If the proceeds of our private placement prove to be insufficient to generate additional profits, future financing may not be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Our independent auditors have issued a going concern opinion that raises substantial doubt about our ability to continue as a going concern. As reflected in the financial statements in this prospectus, we are a development stage company with limited operations. We had a net loss of $676,259 since inception (June 10, 2010) through January 31, 2011 . We incurred professional fees totaling $26,195 consulting fees totaling $631,000  and general and administrative expenses of $19,064 for the same period, inception through January 31, 2011. Cash on hand as of January 31, 2011 was $75,013 .

Results of Operations

For the six month period ended January 31, 2011 we had $0 in revenue. Expenses for the six month period totaled $463,819 resulting in a net loss of $463,819. Expenses for the six month period consisted of $24,945 in professional fees, $427,000 in consulting fees and $11,874 for general and administrative expenses.

Capital Resources and Liquidity

We raised cash to grow our business through a private placement that was completed on July 31, 2010. If we determine that we need more money to build our business, we will seek alternative sources, like a second private placement of securities or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and are unable to raise it, we will either have to suspend or cease our expansion plans entirely. Other than as described in this registration statement, we have no other financing plans.

We issued 5,000,000 shares of common stock to Scott Williams, the President and Chief Executive Officer of the Company, pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933. Mr. Williams, the founder of the Company, contributed $500 for the 5,000,000 shares.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and directors as of June 9 2011 . Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Scott Williams	59	President, Chief Executive Officer and Director

David Callan	45	Chief Financial Officer, Secretary and Director

John Tilger	45	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Scott Williams, President, Chief Executive Officer and Director.

Scott Williams is the President, Chief Executive Officer and a Director of the Company. Mr. Williams is a seasoned sales and finance executive who has worked for the past 30 years to maximize return on investment for Wall Street firms, individual client investors and his own businesses. After a brief time as a salesman with Sterling Drug Company, he joined A.G. Edwards and Sons in 1978, the beginning of a long career in the investment business. Mr. Williams joined Drexel, Burnham Lambert in 1984 and was the assistant branch and sales manager of their Jenkintown, PA office.  When the branch was purchased by Prudential Securities, Mr. Williams continued in that capacity. In December of 1992, Mr. Williams and Mr. Callan, our Secretary and Treasurer, along with other former Prudential employees, joined Pennsylvania Merchant Group (“PMG”) in Radnor, PA. PMG was an investment-banking boutique specializing in private equity transactions. Mr. Williams rose to become partner and Managing Director of the firm.  In late 2000, the firm was sold to a South African brokerage company called Investec, and all the PMG partners sold their stakes.  Investec left the business in 2002. Mr. Williams worked for a couple of Broker Dealers subsequently and in April 2005, along with Mr. Callan, formed Hawk Opportunity Fund, a specialty private investment fund.  Currently the fund has just under $20,000,000 under management and controls approximately $30,000,000 in assets. Mr. Scott lives in Washington Crossing, PA and is married with 3 grown sons. Mr. Williams graduated from the University of Oklahoma in 1975 with a B.A. in Political Science.

David Callan, Chief Financial Officer and Secretary.

David Callan is the Chief Financial Officer, Secretary and a Director of the Company. Mr. Callan is also a seasoned sales and finance executive with more than 20 years experience managing wealth for high net-worth individuals. Mr. Callan formed Polar Capital in 1995 with the primary objective of opportunistic investing in real estate and public and private securities. He merged Polar into Hawk Management in 2005 and continues to partner with Mr. Williams, our President and Director, in managing the firms’ funds and portfolio. In addition, Mr. Callan currently manages and/or owns more than $55 million in real estate projects.

John Tilger, Director.

As the founder and principal of Wharton Advisors since December 1998, Mr. Tilger has helped to develop a now nationally recognized practice specializing in both estate and financial planning strategies for high net worth individuals, and in designing effective solutions for the fiduciary liability attached to “at risk” individuals involved in both qualified and non-qualified retirement plans. Wharton Advisors’ client base ranges from Fortune 500 companies to local businesses and high net worth families in the Delaware Valley. Mr. Tilger presently maintains Series 6-Limited Securities Representative license, Series 7-General Securities Representative license, Series 24-General Securities Principal license, Series 63-Uniform Securities State Law license and Series 65-Uniform Investment Advisor Law license. Mr. Tilger received his bachelor’s degree from LaSalle University,

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Director Independence and Committees

We have no independent directors nor have we formed any nominating, audit or compensation committees.

EXECUTIVE COMPENSATION

We have not paid any form of compensation to our executives. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to the named officer, including base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

The Company has no employment agreement with Scott Williams. Scott Williams received no compensation for the period of inception (June 10, 2010) through July 31, 2010.

The Company has no employment agreement with David Callan. David Callan received no compensation for the period of inception (June 10, 2010) through July 31, 2010.

The Company has no employment agreement with John Tilger. John Tilger received no compensation for the period of inception (June 10, 2010) through July 31, 2010.

There are no other stock option plans, retirement, pension or profit sharing plans for the benefits of our officers and directors other than as described herein.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended July 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Scott Williams, President, Chief Executive Officer and Director	2010	$0	0	0	0	0	0	$0	$0

David Callan, Secretary and Treasurer	2010	$0	0	0	0	0	0	$0	$0

John Tilger, Director	2010	$0	0	0	0	0	0	$0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the above Summary Compensation Table for the period from June 10, 2010 (inception) through July 31, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value. There were no stock options exercised during period from inception through July 31, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There were no awards made to named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have any employment agreements in place with any executive officers or employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of October 25, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Scott Williams, President, CEO, Director 4 Timber Knoll Drive Washington Crossing, PA 18977	5,000,000	83.16%

All Executive Officers and Directors as a group (1 person)	5,000,000	83.16%

(1) Based on 6,012,516 shares of common stock outstanding as of May 31, 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

For the year ended July 31, 2010, shareholders of the Company contributed services having a fair value of $2,100.

On June 18, 2010, we issued 5,000,000 shares of common stock to our founders having a fair value of $500 ($0.0001/share) in exchange for cash provided.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the Warrants in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Warrants, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF
SECURITIES ACT LIABILITIES.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors  for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to us and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC.

2,025,032   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is___________, 2011

PART II:   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$587.77
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$1,500
Miscellaneous	$0
Total	$42,087.77

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the us and our stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.  Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on June 10, 2010. At that time 5,000,000 shares of common stock were issued to Scott Williams for $500. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Williams had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 31, 2010, we raised gross proceeds of $759,376 through the private placement of 1,012,516 Units at $0.75 per Unit with each Unit consisting of 1 share of our Common Stock, and a five (5) year Warrant to purchase 2 shares of our Common Stock exercisable at a price of $2.50 per share, to certain accredited investors.

The following sets forth the identity of persons to whom we sold these Warrants and the amount of Warrants beneficially owned by each security-holder:

Name (1)	Warrants Beneficially Owned (2)
Badger, Carleton M.	6,136
Bauz, Karl F.	40,000
Benchmark Capital	70,000
Blue, Robert E. Jr.	13,334
Calhoun, Harry W. & Barbara A. -Joint Subscribers	13,340
Callan, J. Laurence (3)	13,400
Callan, P. Douglas (4)	8,000
Chack, Janis D.	133,334
Coe, Paul R.-Imperial Capital LLC STE	40,000
Cohen, Cheryl	26,668
Cohen, Jamie Rebecca	20,000
Cohen, Michael Stuart	20,000
Consaley, Frederick E. & Helen J. - Joint Subscribers	27,000
Ebert, Edward C.	53,334
Ebert, Karen M.	13,334
Eisen, Sally S. (Eisen Family Trust)	40,000
Ellis, Carol-IRA	6,118
Ellis, Stephen & Carol JTWROS - Joint Subscribers	60,012
Ferguson, Jean	26,668
Flax, Lance	13,334
Flax, Lauren	6,668
Flax, Marian H.	13,334
Garre, MaryJo S.	40,000
Goldfine, Howard R	40,000
Hanan, Lisa G.	20,000
Hanan, Scott H.	46,668
Hawkins, Barry C.	26,668
Hollway, John F.	53,334
HWC LLC	133,334
Hyatt, Geoffrey	40,000
Keller, Laurence D.	20,000
Keszeli, Dr. Alexander C. & Kim - Joint Subscribers	40,000
Lisausky, Adam	13,334
Macrae-Gibson, Gavin	66,668
Madian, Susan	26,668
Manzo, Angela S.	20,000
Manzo, Donald A.	20,000
O’Brien, Anne E.	26,668

Patten, Kathleen N.	64,000
Peacock, James P. Sr.	10,000
Peacock, Rebecca A.	10,000
Picariello, Michael A. & Darocha, Irene B.- Joint Subscribers	40,000
Robinson, Wendell Walker	27,000
Samkavitz, Sandra G.	26,668
Schanz, Francis J. Jr.	40,000
Schink, William B.	10,000
Smith, Brenda Ann	40,000
Stein, Neil A. & Diane M. -Joint Subscribers	13,334
Stern, Alan & Deborah - Joint Subscribers	56,000
Stewart, Christopher R.	93,334
Talarico, Michael J. & Sharron G. - Joint Subscribers	28,000
Twigg, Maria	26,668
Twigg, Todd Alan	26,668
Wichert, Cathy A. (Living Trust)	66,668
Williams, Daniel (Trust) (5)	13,334
Williams, James P. (6)	40,000
Williams, Joshua Paul (Trust) (6)	13,334
Williams, Matthew (Trust) (8)	13,334
Wisniewski, Mark W.	16,000
Wisniewski, William	13,334
Wissner, Beverlie F., TTE (Trust)	20,000
Wissner, Donald A., TTE (Trust)	20,000
TOTAL	2,025,032

(1)	Shareholdings of spouses are listed together.
(2)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes below, each security-holder named in the table has sole voting and investment power with respect to the shares set forth opposite such security-holder’s name.

(3)	Laurence J. Callan is the father of David Callan, our Chief Financial Officer and Secretary.
(4)	Douglas P. Callan is the Uncle of David Callan, our Chief Financial Officer and Secretary.
(5)	Daniel Williams is the son of Scott Williams, our President, Chief Executive Officer and Director. Daniel’s shares are held in a trust.
(6)	James P. Williams is the brother of Scott Williams, our President, Chief Executive Officer and Director.
(7)	Joshua P. Williams is the son of Scott Williams, our President, Chief Executive Officer and Director. Joshua’s shares are held in a trust.
(8)	Matthew Williams is the son of Scott Williams, our President, Chief Executive Officer and Director. Matthew’s shares are held in a trust.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D, Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either “accredited investors” as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or “sophisticated investors” as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	Except as set forth above, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation [incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1filed on October 25, 2010]

3.2	By-Laws [incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1filed on October 25, 2010]

5.1	Opinion of Anslow & Jaclin, LLP

10.1	Subscription Agreement [incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1filed on October 25, 2010]

10.2	Form of Warrant [incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1filed on October 25, 2010]

10.3
Consulting Agreement between Alternative Energy and Environmental Solutions, Inc and Wytex Ventures, LLC for consulting services related to due diligence of various technologies in relation to tapping previously abandoned wells for further gas exploration, dated as of July 5, 2010 [incorporated by reference to Exhibit 10.3 to the Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on February 4, 2011]

10.4
Consulting Agreement between Alternative Energy and Environmental Solutions, Inc and Tryon Capital Ventures, LLC for consulting services, dated as of July 4, 2010. [incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on March 21, 2011]

23.1	Consent of Webb & Company, P.A.

23.2	Consent of Counsel [included as Exhibit 5.1]

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of Pennsylvania on June 10, 2011.

ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Scott Williams
Name: Scott Williams
Position: President, Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Scott Williams
Name: Scott Williams
Position: President, Chief Executive Officer, Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature	Title(s)	Date

/s/ Scott Williams	President, Chief Executive Officer, Director (principal executive officer)	June 10, 2011 .
Scott Williams

/s/ David Callan	Chief Financial Officer, Secretary, Director (principal accounting officer)
David Callan		June 10, 2011 .

/s/ John Tilger	Director
John Tilger		June 10, 2011 .